  As filed with the Securities and Exchange Commission on June 27, 1997
                                                      Registration No. 33-85718
-------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                            POST EFFECTIVE AMENDMENT
                                  NO. 1 TO THE
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WESTPOINT STEVENS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                           36-3498354
(State or other jurisdiction                                 (I.R.S. employer
   of incorporation or                                       Identification no.)
      organization)

                              507 WEST TENTH STREET
                            WEST POINT, GEORGIA 31833
                                 (706) 645-4000
                        (ADDRESS AND TELEPHONE NUMBER OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          RETIREMENT SAVINGS VALUE PLAN
                                FOR EMPLOYEES OF
                             WESTPOINT STEVENS INC.
                            (FULL TITLE OF THE PLAN)

                      ------------------------------------


                          M. CLAYTON HUMPHRIES, JR.
                              VICE PRESIDENT AND
                               GENERAL COUNSEL
                            WESTPOINT STEVENS INC.
                            507 WEST TENTH STREET
                          WEST POINT, GEORGIA 31833
                                (706) 645-4000
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                           Copy of communications to:

                             HOWARD CHATZINOFF, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                                         CALCULATION OF REGISTRATION FEE
===================================================================================================================

                                                       PROPOSED      PROPOSED
                                                       MAXIMUM       MAXIMUM
TITLE OF                            AMOUNT             OFFERING      AGGREGATE         AMOUNT OF
SECURITIES TO                       TO BE              PRICE PER     OFFERING          REGISTRATION
BE REGISTERED                       REGISTERED(1)      SHARE(2)      PRICE(2)          FEE
-------------------------------------------------------------------------------------------------------------------

SHARES OF COMMON STOCK,
PAR VALUE $.01 PER SHARE             800,000           $ 37.25       $ 29,800,000      $ 9,031
-------------------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimate pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the shares as reported by the NASDAQ National Market System, the automated quotation system of the National Association of Securities Dealers, Inc. on June 25, 1997.

                      INCORPORATION OF CONTENTS OF EARLIER
                       REGISTRATION STATEMENT BY REFERENCE

         The purpose of this post effective amendment is to register 800,000 additional shares of the Registrant's Common Stock, $.01 par value per share, in connection with the Registrant's Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. Pursuant to General Instruction E of Form S-8 the contents of the Registrant's Registration Statement (Registration No. 33-85718) on Form S-8 filed with the Commission on October 28, 1994, are incorporated herein by reference.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, thereunto duly authorized in the City of West Point, State of Georgia on this 27th day of June 1997.

                                      WESTPOINT STEVENS INC.
                                      (Registrant)

                                      By /s/ Morgan M. Schuessler
                                         --------------------------------------
                                         Morgan M. Schuessler
                                         Executive Vice President/Finance
                                         and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Holcombe T. Green, Jr., Morgan M. Schuessler and M. Clayton Humphries, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

By /s/ Holcombe T. Green, Jr.            By /s/ Morgan M. Schuessler
  ----------------------------------       -----------------------------------
  Holcombe T. Green, Jr.                   Morgan M. Schuessler
  Chairman of the Board and Chief          Executive Vice President/Finance
  Executive Officer (principal executive   and Chief Financial Officer
  officer)                                 (principal financial officer)


  June 27, 1997                            June 27, 1997
  -------------                            -------------




                       SIGNATURES CONTINUED ON NEXT PAGE]


By /s/ Joseph L. Jennings, Jr.                                By  /s/ J. Nelson Griffith
  --------------------------------                               ------------------------------------
   Joseph L. Jennings, Jr.                                       J. Nelson Griffith
   Director, Vice Chairman                                       Controller
                                                                 (principal accounting officer)

   June 27, 1997                                                 June 27 , 1997
   --------                                                      -------




By *                                                          By *
  --------------------------------                              ------------------------------------
     John G. Hudson                                              Charles W. McCall
     Director                                                    Director

   June 27, 1997                                                 June 27, 1997
   --------                                                      --------


By *                                                          By *
  --------------------------------                               -----------------------------------
   Douglas T. McClure, Jr.                                       Gerald B. Mitchell
   Director                                                      Director

   June 27, 1997                                                 June 27, 1997
   --------                                                      --------




By /s/ John F. Sorte                                           By *
  --------------------------------                               -----------------------------------
   John F. Sorte                                                 Phillip Siegel
   Director                                                      Director

    June 27, 1997                                                June 27, 1997
    --------                                                     --------



By  /s/ M. Katherine Dwyer
   -------------------------------
   M. Katherine Dwyer
   Director

   June 27, 1997
   --------


*By /s/ M. Clayton Humphries, Jr.
   -------------------------------
   M. Clayton Humphries, Jr.
   Attorney-in-Fact


                                  EXHIBIT INDEX


EXHIBIT NO.                                      DESCRIPTION                                            PAGE NO.
-----------                                      -----------                                            --------
       4(a)  -                 *Restated Certificate of Incorporation of the Company, as
                               amended.

       4(b)  -                 *Amended and Restated By-Laws of the Company, as
                               amended and restated.

      23(a)  -                 Consent of Ernst & Young LLP.

      24     -                 *Power of Attorney.




                                *previously filed